EXHIBIT 16.2

                     [DELOITTE & TOUCHE LLP LETTERHEAD]

May 29, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Aldila, Inc.'s Form 8-K/A dated May 29, 2003, and have the following comments:

1.   We agree with the statements contained in paragraphs (a)(i), (a)(ii),
(a)(iv), (a)(v) and (a)(vi).

2. We have no basis to agree or disagree with the statements contained in paragraphs (a)(iii) and (b).

Yours truly,



 /s/ DELOITTE & TOUCHE LLP
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